Calculation of Filing Fee Tables
S-8
Amplify Energy Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	3,100,000	$ 4.43	$ 13,733,000.00	0.0001381	$ 1,896.53
Total Offering Amounts:						$ 13,733,000.00		$ 1,896.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,896.53
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate amount of additional shares of common stock, par value $0.01 per share ("Common Stock") that may become issuable under the Amplify Energy Corp. 2024 Amended and Restated Equity Incentive Plan (the "A&R 2024 Plan") pursuant to the adjustment or anti-dilution provisions of the A&R 2024 Plan. The amount registered represents shares of Common Stock issuable pursuant to the A&R 2024 Plan being registered herein, which Common Stock consists of shares of Common Stock reserved and available for delivery with respect to awards under the A&R 2024 Plan and shares of Common Stock that may again become available for delivery with respect to awards under the A&R 2024 Plan pursuant to the share counting, share recycling and other terms and conditions of the A&R 2024 Plan. The offering price is estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share represents the average of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange on June 9, 2026 (such date being within 5 business days prior to the date of filing this Registration Statement).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources